UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

Amendment No. 2
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 30, 2025
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STEM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Post Oak Boulevard, Suite 560, Houston, Texas 77056
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Stem, Inc. (the “Company”) is filing this Amendment No. 2 on Form 8-K/A (the “Second Amendment”) to the Current Report on Form 8-K filed by the Company on July 2, 2025 (the “Original 8-K”), as amended by the Current Report on Form 8-K/A filed by the Company on July 3, 2025 (together with the Original 8-K, the “Initial Filings”), reporting, among other things, that Spencer Doran Hole would be stepping down as Chief Financial Officer and EVP of the Company, effective July 17, 2025 (the “Separation Date”). Mr. Hole’s employment with the Company ended on the Separation Date. The Company is filing this Second Amendment to disclose certain material terms of a separation and release of claims agreement and an advisor agreement that the Company entered into with Mr. Hole on July 21, 2025 in connection with his departure, which were not yet finalized at the time of the filing of the Initial Filings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2025, the Company and Mr. Hole entered into a Separation and Release of Claims Agreement (the “Separation Agreement”), pursuant to which Mr. Hole is entitled to receive the following payments and benefits in accordance with the terms of his employment agreement with the Company (the “Employment Agreement”): (a) a cash payment of $475,000, being equal to 12 months of his annual base salary in effect on the Separation Date, less applicable withholdings, (b) payment of a pro rata portion of his annual incentive bonus for fiscal year 2025, based on actual achievement of the applicable bonus objectives and conditions determined by the Company’s Board of Directors, and (c) reimbursement for up to nine months following the Separation Date for 100% of the monthly premium costs of continuation coverage under COBRA. The Separation Agreement further provides that, except as set forth below, all of Mr. Hole’s outstanding and unvested stock options and restricted stock units (“RSUs”) as of the Separation Date will be cancelled and forfeited automatically. In addition, the Company and Mr. Hole entered into an Advisor Agreement (the “Advisor Agreement”), pursuant to which Mr. Hole will provide advisory services to the Company until August 7, 2025, in exchange for which (i) Mr. Hole will be paid a cash payment of $18,269.23 and (ii) the RSUs granted to Mr. Hole pursuant to Section 3.5(b) of his Employment Agreement will, as permitted by the Company’s 2024 Equity Incentive Plan, continue to vest and become fully vested on August 7, 2025. All of the foregoing are in consideration of Mr. Hole’s non-revocation of the release of claims in favor of the Company, and his continued compliance with certain confidentiality, non-disparagement, and non-competition covenants.

The foregoing is a summary description of certain material terms of the Separation Agreement and Advisor Agreement, and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Separation Agreement and the Advisor Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: July 22, 2025	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Secretary
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